Exhibit 77(q1)

Exhibits

(a)(1) Articles of Amendment effective November 17, 2012, to change the name of ING Thornburg Value Portfolio to ING Growth and Income Core Portfolio – Filed herein.

(e)(1) Amended Schedule A and Schedule B dated November, 2012 to the Investment Advisory Agreement between Directed Services LLC and ING Partners, Inc. dated May 1, 2003 – Filed herein.

(e)(2) Amended Schedule A effective November 2012 to the Sub-Advisory Agreement between Directed Services LLC and BAMCO, Inc. dated March 11, 2002 – Filed herein.

(e)(3) Interim Sub-Advisory Agreement dated November 30, 2012, between Directed Services LLC and ING Investment Management Co. LLC – Filed herein.

(e)(4) Amended Schedule A effective July 21, 2012 to the Amended and Restated Expense Limitation Agreement dated December 7, 2006, and amended and restated January 1, 2007 between Directed Services LLC and ING Partners, Inc. – Filed herein.

(e)(5) Side letter dated July 21, 2012 to the Amended and Restated Expense Limitation Agreement dated December 7, 2006, and amended and restated January 1, 2007 between Directed Services LLC and ING Partners, Inc. with respect to ING Templeton Foreign Equity Portfolio – Filed herein.